EXHIBIT 4.2





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                             DIVOT GOLF CORPORATION

                             1998 STOCK OPTION PLAN


                                    ARTICLE 1

                                     General


      1.1 Purpose. This incentive stock option and non-qualified stock option plan (the "Plan") is established to promote the interests of DIVOT GOLF CORPORATION (the "Corporation") and its Shareholders by enabling the
Corporation, through the granting of stock options, to attract, retain, and reward executive and other key personnel, directors, consultants, vendors, suppliers, and other individuals determined to be of special importance to the Corporation and its subsidiaries, and to provide additional incentive to such individuals to increase their stock ownership in the Corporation.

      1.2   Administration.

            1.2.1 The incentive stock option and non-qualified stock option provisions of the Plan shall be administered by the Board of Directors of the Corporation or, at the discretion of the Board of Directors by a committee appointed by the Board of Directors (the "Committee"). The Committee shall consist of not less than two (2) nor more than five (5) persons; provided, however, that, in the event that the Corporation becomes subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 or any statute of similar import (the "1934 Act"), the Committee shall consist solely of those members of the Corporation's Board of Directors who are non-employee directors (as such term is defined in Rule 16b-3 of the 1934 Act). The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors.

            1.2.2 The Committee shall select one of its members as chairman, and shall hold meetings at such time and places as it may determine. The acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.

            1.2.3 Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion: (1) to determine the employees of the Corporation and its subsidiaries to whom stock options shall be granted; (2) to determine the time or times at which stock options shall be granted; (3) to determine whether an eligible employee shall be granted an incentive stock option, a non-qualified stock option or any combination thereof; (4) to determine the option price of the shares subject to each stock option; (5) to determine the time or times when each stock option becomes exercisable and the duration of any stock option period; and (6) to interpret the Plan and the stock options granted hereunder, and to prescribe, amend and rescind rules and regulations with respect thereto. The interpretation and construction by the Committee of any provision of the Plan over which it has discretionary authority or of any option granted hereunder shall be final and conclusive.

            1.2.4 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any stock option granted hereunder.

      1.3 Eligible Individuals. A stock option may be granted to any executive or other key employee of the Corporation or of a subsidiary (who may or may not be an officer or member of the Board of Directors), or to any director, consultant, vendor, supplier, or other individual determined to be of special importance to the Corporation and its business, with the exception that incentive stock options may only be granted under the Plan to persons who can qualify for the benefits of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

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     1.4   Stock Subject to the Plan.

            1.4.1 The stock subject to the stock options under the Plan shall be shares of common capital stock of the Corporation, which shares may be, in whole or in part, either authorized but unissued shares or issued shares held in the treasury. The aggregate number of shares that may be issued upon the exercise of stock options granted under the Plan shall not exceed 22,500,000 shares of common stock [1,500,000, if Proposal SIX is approved], which limitation shall be subject to adjustment as provided in Article 4 of the Plan.

            1.4.2 If a stock option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares of common stock that are subject to such option, but as to which the option has not been exercised, shall again become available for offering under the Plan.


                                    ARTICLE 2

                     Terms and Conditions of Incentive Stock Options


      It is intended that those options issued pursuant to this Article 2 shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, or any statute or regulation of similar import. Any incentive stock option ("ISO") granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by certificates or agreements in such form as the Committee from time to time shall approve, which certificates or agreements shall comply with and be subject to the terms and conditions hereinafter specified.

      2.1 Number of Shares. Each ISO shall state the number of shares to which it pertains.

      2.2 Option Price. Each ISO shall state the option price, which price shall be determined by the Committee in its discretion. In no event, however, shall such price be less than 100% of the fair market value of the shares of common stock of the Corporation (determined under Article 4 of the Plan) on the date of the granting of the ISO; or, in the case of an individual who owns (at the time the option is granted) more than 10% of the total combined voting power of all classes of stock of the Corporation or of a parent or subsidiary corporation (a "10% Shareholder"), shall such price be less than 110% of such fair market value.

      2.3 Method of Payment. Each ISO shall state the method of payment of the ISO price upon the exercise of the ISO. The method of payment stated in the ISO shall include payment (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, or (b) in the discretion of and in the manner determined by the Committee, by the delivery of shares of common stock of the Corporation already owned by the optionee, (c) by any other legally permissible means acceptable to the Committee at the time of grant of the ISO, or (d) in the discretion of the Committee, through a combination of (a), (b) and (c) of this paragraph 2.3. If the option price is paid in whole or in part through the delivery of shares of common stock, the decision of the Committee with respect to the fair market value of such shares shall be final and conclusive.

      2.4 Term and Exercise of Options. No ISO shall be exercisable either in whole or in part prior to twelve (12) months from the date it is granted. An ISO shall become fully exercisable three (3) years from the date it is granted. Prior to becoming fully exercisable, an ISO shall become exercisable in cumulative installments based on the number of years from the date the ISO is granted in accordance with the following chart:

                                          Exercisable Percentage
   Number of Years from the               of the Number of Shares
   Date the ISO is Granted                Originally Covered by Option
   ------------------------               ----------------------------

   Less than one year                           0%
   1 year but less than 2 years                 33-1/3%
   2 years but less than 3 years                66-2/3%
   3 years or more                              100%

      To the extent not exercised, installments shall be exercisable, in whole or in part, in any subsequent period, but not later than the expiration date of the option. No ISO shall be exercisable after the expiration of ten (10) years from the date it is granted; or, in the case of a 10% Shareholder, no ISO shall be exercisable after the expiration of five (5) years from the date it is granted.

      Within the limits described above, the Committee may impose additional requirements on the exercise of ISOs, including, but without limitation, the number of shares covered by the ISO that become eligible to be exercised in any year and the expiration date of the option. Subject to the provisions of the Plan and any other terms and conditions the Committee deems appropriate, the Committee in its discretion also may accelerate the time at which an ISO may be exercised if, under previously established exercise terms, such ISO was not immediately exercisable in full.

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      2.5 Additional  Limitations  on Exercise of Options.  An optionee may hold and exercise more than one ISO, but only on the terms and subject to the restrictions hereafter set forth. The aggregate fair market value (determined as of the time an ISO is granted) of the common stock of the Corporation with respect to which ISOs are exercisable for the first time by any employee in any calendar year under the Plan and under all other incentive stock option plans of the Corporation and any parent and subsidiary corporations of the Corporation (as those terms are defined in Section 424 of the Internal Revenue Code of 1986, as amended) shall not exceed $100,000.

      2.6 Notice of Grant of Option. Upon the granting of any ISO to an employee, the Committee shall promptly cause such employee to be notified of the fact that such ISO has been granted. The date on which the Committee approves the grant of an ISO shall be considered to be the date on which such ISO is granted.

      2.7   Death or Other Termination of Employment.

            2.7.1 In the event that an optionee

                  2.7.1.1 shall cease to be employed by the Corporation or a subsidiary because of his discharge for dishonesty, or because he violated any material provision of any employment or other agreement between him and the Corporation or a subsidiary, or

                  2.7.1.2 shall  voluntarily  resign or terminate his employment with the Corporation or a subsidiary under or followed by such circumstances as would constitute a breach of any material provision of any employment or other agreement between him and the Corporation or a subsidiary, or

                  2.7.1.3 shall have committed an act of dishonesty not discovered by the Corporation or a subsidiary prior to the cessation of his employment but that would have resulted in his discharge if discovered prior to such date, or

                  2.7.1.4 shall, either before or after cessation of his employment with the Corporation or a subsidiary, without the written consent of his employer or former employer, use (except for the benefit of his employer or former employer) or disclose to any other person any confidential information relating to the continuation or proposed continuation of his employer's or former employer's business or any trade secrets of the Corporation or a subsidiary obtained as a result of or in connection with such employment, or

                  2.7.1.5 shall, either before or after the cessation of his employment with the Corporation or a subsidiary, without the written consent of his employer or former employer, directly or indirectly, give advice to, or serve as an employee, director, officer, partner or trustee of, or in any similar capacity with, or otherwise directly or indirectly participate in the management, operation, or control of, or have any direct or indirect financial interest in, any corporation, partnership, or other organization that directly or indirectly competes in any respect with the Corporation or its subsidiaries, then forthwith from the happening of any such event, any ISO then held by him shall terminate and become void to the extent that it then remains unexercised.

      In the event that an optionee shall cease to be employed by the Corporation or a subsidiary for any reason other than his death or one or more of the reasons set forth in paragraphs 2.7.1.1 through 2.7.1.5, subject to the conditions that no option shall be exercisable after the expiration of ten (10) years from the date it is granted, or, in the case of a 10% Shareholder, five
(5) years from the date it is granted, such optionee shall have the right to exercise the ISO at any time within three (3) months after such termination of employment to the extent his right to exercise such ISO had accrued pursuant to this Article 2 at the date of such termination and had not previously been exercised; such three-month limit shall be increased to one (1) year for any optionee who ceases to be employed by the Corporation or a subsidiary because he is disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or who dies during the three-month period and the ISO may be exercised within such extended time limit by the optionee or, in the case of death, the personal representative of the optionee or by any person or persons who shall have acquired the ISO directly from the optionee by bequest or inheritance. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, whose determination shall be final and conclusive.

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            2.7.2 In the event that an optionee shall die while in the employ of the Corporation or a parent or subsidiary corporation and shall not have fully exercised any ISO, the ISO may be exercised, subject to the conditions that no ISO shall be exercisable after the expiration of ten (10) years from the date it is granted, or, in the case of a 10% Shareholder, five (5) years from the date it is granted, to the extent that the optionee's right to exercise such ISO had accrued pursuant to this Article 2 at the time of his death and had not previously been exercised, at any time within one (1) year after the optionee's death, by the personal representative of the optionee or by any person or persons who shall have acquired the ISO directly from the optionee by bequest or inheritance, in the case of death.

            2.7.3 No ISO shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

            2.7.4 During the lifetime of the optionee, the ISO shall be exercisable only by him and shall not be assignable or transferable and no other person shall acquire any rights therein.

      2.8 Rights as a Shareholder. An optionee shall have no rights as a Shareholder with respect to any shares covered by his ISO until the date of the issuance of a stock certificate to him for such shares after exercise of the ISO. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 4.

      2.9 Modification, Extension, and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding ISOs granted under the Plan, or accept the surrender of outstanding ISOs (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, modify any outstanding ISOs so as to specify a lower option price or accept the surrender of outstanding ISOs and authorize the granting of new options in substitution therefor specifying a lower option price. Notwithstanding the foregoing, however, no modification of an ISO shall, without the consent of the optionee, alter or impair any of the rights or obligations under any ISO theretofore granted under the Plan.

      2.10 Listing and Registration of Shares. Each ISO shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such ISO or the issuance or purchase of shares thereunder, such ISO may not be exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Notwithstanding anything in the Plan to the contrary, if the provisions of this paragraph 2.10 become operative, and if, as a result thereof, the exercise of an ISO is delayed, then and in that event, the term of the ISO shall not be affected.

      2.11 Other Provisions. The ISO certificates or agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the ISO, as the Committee shall deem advisable. Any such certificate or agreement shall contain such limitations and restrictions upon the exercise of the ISO as shall be necessary in order that such ISO will be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or to conform to any change in the law.

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                                    ARTICLE 3

                   Terms and Conditions of Non-qualified Stock Options


      Any non-qualified stock option ("NSO") granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by certificates or agreements in such form as the Committee from time to time shall approve, which certificates or agreements shall comply with and be subject to the terms and conditions hereinafter specified.

      3.1 Number of Shares. Each NSO shall state the number of shares to which it pertains.

      3.2 Option Price. Each NSO shall state the option price, which price shall be determined by the Committee in its discretion. In no event, however, shall such price be less than 100% of the fair market value of the shares of common stock of the Corporation (determined under Article 4 of the Plan) on the date of the granting of the NSO.

      3.3 Method of Payment. Each NSO shall state the method of payment of the NSO price upon the exercise of the NSO. The method of payment stated in the NSO shall include payment (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, or (b) in the discretion of and in the manner determined by the Committee, by the delivery of shares of common stock of the Corporation already owned by the optionee, (c) by any other legally permissible means acceptable to the Committee at the time of the grant of the NSO, or (d) in the discretion of the Committee, through a combination of (a), (b) and (c) of this paragraph 3.3. If the option price is paid in whole or in part through the delivery of shares of common stock, the decision of the Committee with respect to the fair market value of such shares shall be final and conclusive.

      3.4 Term and Exercise of Options. No NSO shall be exercisable either in whole or in part prior to twelve (12) months from the date it is granted. An NSO shall become fully exercisable three (3) years from the date it is granted. Prior to becoming fully exercisable, an NSO shall become exercisable in cumulative installments based on the number of years from the date the NSO is granted in accordance with the following chart:


                                          Exercisable Percentage
   Number of Years from the               of the Number of Shares
   Date the NSO is Granted                Originally Covered by Option
   ------------------------                -------------------------

   Less than one year                           0%
   1 year but less than 2 years                 33-1/3%
   2 years but less than 3 years                66-2/3%
   3 years or more                              100%

      To the extent not exercised, installments shall be exercisable, in whole or in part, in any subsequent period, but not later than the expiration date of the option. No NSO shall be exercisable after the expiration of ten (10) years from the date it is granted.

      Within the limits described above, the Committee may impose additional requirements on the exercise of NSOs, including, but without limitation, the number of shares covered by the NSO that become eligible to be exercised in any year and the expiration date of the option. Subject to the provisions of the Plan and any other terms and conditions the Committee deems appropriate, the Committee in its discretion also may accelerate the time at which an NSO may be exercised if, under previously established exercise terms, such NSO was not immediately exercisable in full.

      3.5 Notice of Grant of Option. Upon the granting of any NSO, the Committee shall promptly cause such optionee to be notified of the fact that such NSO has been granted. The date on which the Committee approves the grant of an NSO shall be considered to be the date on which such NSO is granted.

      3.6   Death or Other Termination of Employment.

            3.6.1 In the event that an optionee was an employee of the Corporation or any subsidiary at the time of the grant of any NSO to him, and thereafter the optionee

                  3.6.1.1 shall cease to be employed by the Corporation or a subsidiary because of his discharge for dishonesty, or because he violated any material provision of any employment or other agreement between him and the Corporation or a subsidiary, or

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                  3.6.1.2 shall  voluntarily  resign or terminate his employment
      with  the   Corporation  or  a  subsidiary   under  or  followed  by  such
      circumstances as would constitute a breach of any material provision of any employment or other agreement between him and the Corporation or a subsidiary, or

                  3.6.1.3 shall have committed an act of dishonesty not discovered by the Corporation or a subsidiary prior to the cessation of his employment but that would have resulted in his discharge if discovered prior to such date, or

                  3.6.1.4 shall, either before or after cessation of his employment with the Corporation or a subsidiary, without the written consent of his employer or former employer, use (except for the benefit of his employer or former employer) or disclose to any other person any confidential information relating to the continuation or proposed continuation of his employer's or former employer's business or any trade secrets of the Corporation or a subsidiary obtained as a result of or in connection with such employment, or

                  3.6.1.5 shall, either before or after the cessation of his employment with the Corporation or a subsidiary, without the written consent of his employer or former employer, directly or indirectly, give advice to, or serve as an employee, director, officer, partner or trustee of, or in any similar capacity with, or otherwise directly or indirectly participate in the management, operation, or control of, or have any direct or indirect financial interest in, any corporation, partnership, or other organization that directly or indirectly competes in any respect with the Corporation or its subsidiaries, then forthwith from the happening of any such event, any NSO then held by him shall terminate and become void to the extent that it then remains unexercised.

      In the event that an optionee shall cease to be employed by the Corporation or a subsidiary for any reason other than his death or one or more of the reasons set forth in paragraphs 3.6.1.1 through 3.6.1.5, subject to the condition that no option shall be exercisable after the expiration of ten (10) years from the date it is granted, such optionee shall have the right to exercise the NSO at any time within three (3) months after such termination of employment to the extent his right to exercise such NSO had accrued pursuant to this Article 3 at the date of such termination and had not previously been exercised; such three-month limit shall be increased to one (1) year for any optionee who ceases to be employed by the Corporation or a subsidiary because he is disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or who dies during the three-month period and the NSO may be exercised within such extended time limit by the optionee or, in the case of death, the personal representative of the optionee or by any person or persons who shall have acquired the NSO directly from the optionee by bequest or inheritance. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, whose determination shall be final and conclusive.

            3.6.2 In the event that an optionee shall die while in the employ of the Corporation or a parent or subsidiary corporation and shall not have fully exercised any NSO, the NSO may be exercised, subject to the condition that no NSO shall be exercisable after the expiration of ten (10) years from the date it is granted, to the extent that the optionee's right to exercise such NSO had accrued pursuant to this Article 3 at the time of his death and had not previously been exercised, at any time within one (1) year after the optionee's death, by the personal representative of the optionee or by any person or persons who shall have acquired the NSO directly from the optionee by bequest or inheritance, in the case of death.

            3.6.3 No NSO shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

            3.6.4 During the lifetime of the optionee, the NSO shall be exercisable only by him and shall not be assignable or transferable and no other person shall acquire any rights therein.

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      3.7   Optionees Who Are Not Employees.

            3.7.1 In the event that an optionee was not an employee of the Corporation or any subsidiary at the time of the grant of any NSO to him, and thereafter the optionee

                  3.7.1.1 shall voluntarily  terminate his business relationship with the Corporation or a subsidiary under or followed by such circumstances as would constitute a breach of any material provision of any contract or other agreement between him and the Corporation or a subsidiary, or

                  3.7.1.2  shall have  committed an act of  dishonesty  or other breach of fiduciary responsibility against the Corporation or a subsidiary, whether discovered during or after the termination or cessation of his business relationship with the Corporation or a subsidiary, or

                  3.7.1.3 shall, either before or after cessation of his business relationship with the Corporation or a subsidiary, without the written consent of the Corporation, use (except for the benefit of the Corporation) or disclose to any other person any confidential information relating to the continuation or proposed continuation of the Corporation's or any subsidiary's business or any trade secrets of the Corporation or a subsidiary obtained as a result of or in connection with such business relationship, or

                  3.7.1.4 shall, either before or after the cessation of his business relationship with the Corporation or a subsidiary, without the written consent of the Corporation, directly or indirectly, give advice to, or serve as an employee, director, officer, partner or trustee of, or in any similar capacity with, or otherwise directly or indirectly participate in the management, operation, or control of, or have any direct or indirect financial interest in, any corporation, partnership, or other organization that directly or indirectly competes in any respect with the Corporation or its subsidiaries, then forthwith from the happening of any such event, any NSO then held by him shall terminate and become void to the extent that it then remains unexercised.

      In the event that an optionee's business relationship with the Corporation or a subsidiary shall cease for any reason other than his death or one or more of the reasons set forth in paragraphs 3.7.1.1 through 3.7.1.4, subject to the condition that no option shall be exercisable after the expiration of ten (10) years from the date it is granted, such optionee shall have the right to exercise the NSO at any time within three (3) months after such termination of employment to the extent his right to exercise such NSO had accrued pursuant to this Article 3 at the date of such termination and had not previously been exercised; such three-month limit shall be increased to one (1) year for any optionee whose business relationship with the Corporation or a subsidiary ceases because he is disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or who dies during the three-month period and the NSO may be exercised within such extended time limit by the optionee or, in the case of death, the personal representative of the optionee or by any person or persons who shall have acquired the NSO directly from the optionee by bequest or inheritance.

            3.7.2 In the event that an optionee shall die during his business relationship with the Corporation or a subsidiary and shall not have fully exercised any NSO, the NSO may be exercised, subject to the condition that no NSO shall be exercisable after the expiration of ten (10) years from the date it is granted, to the extent that the optionee's right to exercise such NSO had accrued pursuant to this Article 3 at the time of his death and had not previously been exercised, at any time within one (1) year after the optionee's death, by the personal representative of the optionee or by any person or persons who shall have acquired the NSO directly from the optionee by bequest or inheritance, in the case of death.

            3.7.3 No NSO shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

            3.7.4 During the lifetime of the optionee, the NSO shall be exercisable only by him and shall not be assignable or transferable and no other person shall acquire any rights therein.

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      3.8  Rights  as a  Shareholder.  An  optionee  shall  have no  rights as a
Shareholder with respect to any shares covered by his NSO until the date of the issuance of a stock certificate to him for such shares after exercise of the NSO. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 4.

      3.9 Modification, Extension, and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, or renew outstanding NSOs granted under the Plan, or accept the surrender of outstanding NSOs (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, modify any outstanding NSOs so as to specify a lower option price or accept the surrender of outstanding NSOs and authorize the granting of new options in substitution therefor specifying a lower option price. Notwithstanding the foregoing, however, no modification of an NSO shall, without the consent of the optionee, alter or impair any of the rights or obligations under any NSO theretofore granted under the Plan.

      3.10 Listing and Registration of Shares. Each NSO shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such NSO or the issuance or purchase of shares thereunder, such NSO may not be exercised unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Notwithstanding anything in the Plan to the contrary, if the provisions of this paragraph 3.10 become operative, and if, as a result thereof, the exercise of an NSO is delayed, then and in that event, the term of the NSO shall not be affected.

      3.11 Other Provisions. The NSO certificates or agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the NSO, as the Committee shall deem advisable.

                                    ARTICLE 4

                                  Miscellaneous

      4.1   Stock Adjustments.

            4.1.1 In the event of any increase or decrease in the number of issued shares of common stock of the Corporation resulting from a stock split or other division or consolidation of shares or the payment of a stock dividend (but only on the common stock) or any other increase or decrease in the number of such shares effected without any receipt of consideration by the Corporation, then, in any such event, the number of shares of common stock that remain available under the Plan, the number of shares of common stock covered by each outstanding option, and the purchase price per share of common stock covered by each outstanding option shall be proportionately and appropriately adjusted for any such increase or decrease.

            4.1.2 Subject to any required action by the Shareholders, if any change occurs in the shares of common stock of the Corporation by reason of any recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the shares of common stock of the Corporation, then, in any such event, the number and type of shares covered by each outstanding option, and the purchase price per share of common stock covered by each outstanding option, shall be proportionately and appropriately adjusted for any such change. A dissolution or liquidation of the Corporation shall cause each outstanding option to terminate.

            4.1.3 In the event of a change in the common stock of the Corporation as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be shares of common stock within the meaning of the Plan.

            4.1.4 To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by, and in the discretion of, the Committee, whose determination in that respect shall be final, binding and conclusive; provided, however, that any ISO granted pursuant to this Plan shall not be adjusted in a manner that causes such ISO to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

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            4.1.5 Except as  hereinabove  expressly  provided in this  paragraph
4.1, an optionee shall have no rights by reason of any division or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation, or spin-off of assets or stock of another corporation; and any issuance by the Corporation of shares of stock of any class, securities convertible into shares of stock of any class or warrants or options for shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to the option.

            4.1.6 The grant of any option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate, or to dissolve, to liquidate, to sell, or to transfer all or any part of its business or assets.

      4.2 Fair Market Value of Stock. For purposes of this Plan, the "fair market value of the shares of the common stock of the Corporation" shall mean the closing price, on the date of grant of any ISO or NSO (or, if there is no closing price, then the closing bid price), of the Corporation's common stock as reported on the Composite Tape, or if not reported thereon, then such price as reported in the trading reports of the principal securities exchange in the United States on which such stock is listed, or if such stock is not listed on a securities exchange in the United States, the mean between the dealer closing "bid" and "ask" prices on the over-the-counter market as reported by the National Association of Security Dealers Automated Quotation System (NASDAQ), or NASDAQ's successor, or if not reported on NASDAQ, the fair market value of such stock as determined by the Committee in good faith and based on all relevant factors.

      4.2 Term of the Plan. The ISOs and NSOs may be granted pursuant to the provisions of the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board of Directors of the Corporation, or the date the Plan is approved by the Shareholders, whichever is earlier.

      4.3 Amendment of the Plan. The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to stock options, suspend, discontinue or terminate the Plan or revise or amend it in any respect whatsoever, except that, without approval of the Shareholders, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive stock options, decrease the price at which stock options may be granted or remove the administration of the Plan from the
Committee. Furthermore, the Plan may not, without the approval of the Shareholders, be amended in any manner that will cause stock options issued under it to fail to meet (a) when appropriate, the requirements of incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or (b) the requirements of Rule 16b-3 of the 1934 Act.

      4.4 Application of Funds. The proceeds received by the Corporation from the sale of common stock pursuant to stock options will be used for general corporate purposes.

      4.5 No Obligation to Exercise. The granting of any stock option under the Plan shall impose no obligation upon any optionee to exercise such stock option.

      4.6 No Implied Rights to Employees or Others. The existence of the Plan, and the granting of options under the Plan, shall in no way give any employee or other optionee the right to continued employment or to any continued business dealings, give any employee or any other optionee the right to receive any options or any additional options under the Plan, or otherwise provide any employee or other optionee any rights not specifically set forth in the Plan or in any options granted under the Plan.

      4.7 Approval of Shareholders. The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of common stock of the Corporation, which approval must occur within the period beginning twelve
(12) months before and ending twelve (12) months after the date the Plan is adopted by the Board of Directors.

Date Plan Approved by the Board of Directors:         April 29, 1998

Date Plan Approved by Shareholders:             June 2, 1998

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